As filed with the Securities and Exchange Commission on March 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Keros Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	81-1173868
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
99 Hayden Avenue, Suite 120, Building E
Lexington, Massachusetts 02421
(Address of principal executive offices) (Zip code)
2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full title of the plan)
Jasbir Seehra
Chief Executive Officer
Keros Therapeutics, Inc.
99 Hayden Avenue, Suite 120, Building E
Lexington, Massachusetts 02421
Tel: (617) 314-6297
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Ryan S. Sansom Brandon Fenn Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Esther Cho Head of Legal Keros Therapeutics, Inc. 99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts 02421 (617) 314-6297
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	xo
Non-accelerated filer	o	Smaller reporting company	o
		Emerging growth company	x
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Keros Therapeutics, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 for the purpose of registering (a) 1,029,607 shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), which Common Stock is in addition to the shares of Common Stock registered on (i) the Registrant’s Form S-8 filed with the Commission on April 17, 2020 (File No. 333-237732) and (ii) the Registrant’s Form S-8 filed with the Commission on January 15, 2021 (File No. 333-252151) (together, the “Prior Registration Statements”) and (b) 239,748 shares of Common Stock issuable to eligible persons under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2020 Plan and the 2020 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 9, 2022;

(b) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A (File No. 001-39264), filed with the Commission on April 3, 2020, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as currently in effect.	8-K	001-39264	3.1	April 13, 2020
4.2	Amended and Restated Bylaws, as currently in effect.	8-K	001-39264	3.2	April 13, 2020
4.3	Form of Common Stock Certificate.	S-1/A	333-237212	4.2	April 1, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	2020 Equity Incentive Plan.	S-1/A	333-237212	10.4	April 1, 2020
99.2	Forms of Stock Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for the 2020 Equity Incentive Plan.	S-1/A	333-237212	10.5	April 1, 2020
99.3	2020 Employee Stock Purchase Plan.	S-1/A	333-237212	10.6	April 1, 2020
107*	Filing fee table.
_______________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 9th day of March, 2022.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
	Name:	Jasbir Seehra
	Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jasbir Seehra, Ph.D. and Keith Regnante, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jasbir Seehra	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2022
Jasbir Seehra

/s/ Keith Regnante	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2022
Keith Regnante

/s/ Nima Farzan	Director	March 9, 2022
Nima Farzan

/s/ Carl Gordon	Director	March 9, 2022
Carl Gordon

/s/ Mary Ann Gray	Director	March 9, 2022
Mary Ann Gray

/s/ Tomer Kariv	Director	March 9, 2022
Tomer Kariv

/s/ Julius Knowles	Director	March 9, 2022
Julius Knowles

/s/ Ran Nussbaum	Director	March 9, 2022
Ran Nussbaum